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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated February 17, 2006 (except with respect to the matters discussed in footnote 14 as to which the date is March 17, 2006) relating to the consolidated financial statements of BTU International, Inc. for the years ended December 31, 2005, 2004, and 2003 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3/A (File No. 333-129766) and Form S-8 (File Nos. 333-125924, 333-125923, 333-94713,
333-63298, 033-59081, 033-59045).

/s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 29, 2006
Boston, Massachusetts